Exhibit 99.1

Natural Gas Services Group Reschedules Third Quarter 2022 Earnings Release Date and Conference Call

Midland, TX, November 09, 2022 (GLOBE NEWSWIRE) -- Natural Gas Services Group, Inc. (NYSE:NGS), today announced that the Company is rescheduling its third quarter 2022 earnings release and conference call date to allow the Company adequate time to finalize its financial report.

The earnings release is now scheduled to be issued after the close of trading on the New York Stock Exchange on Monday, November 14, 2022.

The conference call to discuss the third quarter results is now scheduled for Tuesday, November 15, 2022 at 10:00 am Eastern Standard Time (9:00 am Central Standard Time). To participate in the call, participants should access the webcast on www.ngsgi.com under the Investor Relations section. To connect telephonically, call (800) 715-9871 using conference ID 2421165 approximately five minutes prior to the start of the call. Following the conclusion of the conference call, a recording of the call will be available on the Company’s website.

About Natural Gas Services Group, Inc.

NGS is a leading provider of gas compression technology and services to the energy industry. The Company manufactures, fabricates, rents, sells and maintains natural gas compression technology for oil and natural gas upstream providers and midstream facilities. NGS is headquartered in Midland, Texas with fabrication facilities located in Tulsa, Oklahoma and Midland, Texas. The Company maintains service facilities located in major energy producing basins in the U.S. Additional information can be found at www.ngsgi.com

Natural Gas Services Group, Inc.
Investor Relations
(432)262-2700
ir@ngsgi.com
www.ngsgi.com